Exhibit 99.1

PRESS RELEASE

GALLERY MANAGEMENT HOLDING CORP. CHANGES NAME TO T5 CORP. EFFECTUATES 2 FOR 1 FORWARD STOCK SPLIT – NEW TEMPORARY SYMBOL GMHCD

Lake Oswego, Oregon [GMHCD.OB]– On April 30, 2012, Gallery Management Holding Corp. changed its name to T5 Corp., reflecting the change in business strategy to focus on the waste to commodity business in the oil and gas industry.  At the same time, the number of authorized shares of common stock was increased to 200,000,000 and the outstanding shares were split 2 for 1.  As a result of the stock split, there are 90,760,400 shares of common stock outstanding as of April 30, 2012.

The Company’s trading symbol will be GMHCD for twenty days, after which the Company will receive a new symbol from FINRA.

ABOUT T5 CORP.

T5 Corp. (GMHCD.OB) provides oil and gas field waste stream management and removal.   The company’s new website is under construction and will be launched at www.t5corp.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including, but not limited to, statements regarding T5 Corp. and plans, products and related market potential. Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in T5 Corp.’s filings with the Securities and Exchange Commission, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. T5 Corp. undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Contact:

Patrick Garrett, CEO (503) 730-7643
Chris Wilson, Secretary (949) 752-1100
Gallery Management Holding Corp.
4 Grouse Terrace
Lake Oswego, OR  97035